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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Bitwise Designs, Inc.
             (Exact name of registrant as specified in its charter)

                Delaware                                         14-1673067
(State of incorporation or organization)                     (I.R.S. employer
                                                             identification no.)

2165 Technology Drive
Schenectady, NY                                                          12308
(Address of principal executive offices)                              (zip code)


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c) please check the following. ___


         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d)please check the following. ___

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                  TITLE OF EACH CLASS             NAME OF EACH EXCHANGE ON WHICH
                  TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
                  -------------------             ------------------------------

         --------------------------------         ------------------------------

         --------------------------------         ------------------------------



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Common Stock, $.001 par value
                                (Title of class)


                                (Title of class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered

                  Pursuant to Rule 12b-23 of the General Rules and Regulations under the Securities Exchange Act of 1934 and the instruction to this Item 1, reference is made to "Description of Securities" contained on page 54 of the Registrant's Definitive Prospectus dated August 11, 1994 filed as part of the Registrant's Registration Statement on Form SB-2, No. 33-76494, for a description of Registrant's Common Stock, $.001 par value, which description is incorporated by reference herein.

Item 2.           Exhibits

                  Pursuant to Instruction II to Instructions as to Exhibits and Rule 12b-32 of the Securities Exchange Act of 1934, as amended, the following exhibits have been incorporated by reference into this Registration Statement:

              (i) Registrant's most recent Report on Form 10-KSB for the fiscal year ended June 30, 1999.

             (ii) Copies of all Current Reports on Form 8-K and Quarterly
                  Reports on Form 10-QSB filed since September 30, 1999.

            (iii) Copies of Registrant's latest Definitive Proxy Statement filed with the Commission pursuant to Section 14 of the Securities Exchange Act in connection with the Company's annual meeting of shareholders held on January 21, 2000.

             (iv) Copies of the Company's Certificate of Incorporation, as
                  amended, and By-Laws, filed as Exhibit 3.3.1 and 3.2, respectively, to Registration Statement on Form S-18, File No. 33-46246-NY).

              (v) Specimen of Registrant's Common Stock Certificate, filed as
                  Exhibit 4.1 Exhibit to Registration Statement on Form S-18, File No. 33-46246-NY).

             (vi) Copy of Registrant's last Annual Report submitted to
                  Stockholders for the Annual Meeting held on January 21, 2000.




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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             BITWISE DESIGNS, INC.
                                             ---------------------
                                                  (Registrant)



Dated: April 17, 2000                        By /s/ John Botti
                                                -----------------------
                                                    John Botti
                                                    President and Chief
                                                      Executive Officer




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